Exhibit 5.1

May 15, 2014

Board of Directors
DanDrit Biotech USA, Inc.
P.O. Box 189
Randolph, VT 05060

Re:	DanDrit Biotech USA, Inc., Registration Statement on Form S-1, as amended

Gentlemen:

We have acted as counsel for DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, as amended, (the “Registration Statement”) and the prospectuses included therein (collectively, the “Prospectuses”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Act”), relating to (a) the public sale of up to 2,400,000 shares (the “Direct Offering Shares”) of the Company common stock, $0.0001 par value per share (the “Common Stock”) and (b) 782,252 shares (the “Resale Shares” and together with the Direct Offering Shares, the “Shares”) of the Common Stock offered for resale by certain selling stockholders (the “Selling Stockholders”).  This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto, including the form of subscription agreement to be used in connection with the sale of the Direct Offering Shares filed or incorporated by reference as Exhibit 99.1 to the Registration Statement (as amended and supplemented from time to time, the “Subscription Agreements”);  (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

We are opining herein as to the effect on the subject transaction only of the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other state, federal, or foreign laws, or as to any matters of municipal law or the laws of any local agencies within any state.

The Chrysler Building, 405 Lexington Avenue, 49th Floor • New York, NY • 212.869.7000

Board of Directors
DanDrit Biotech USA, Inc.
May 15, 2014

Based upon and subject to the foregoing and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectuses which are part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act, throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; (iii) the Subscription Agreements will be duly executed and delivered by the various investors and the Company in connection with the offer and sale of the Direct Offering Shares; and (iv) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that:

1.
The Direct Offering Shares, when offered, issued and paid for as described in the Registration Statement and applicable Prospectus, and pursuant to the Subscription Agreements, will be duly authorized, validly issued, fully paid and non-assessable; and

2.	The Resale Shares, when sold by the Selling Stockholders pursuant to the Registration Statement and applicable Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement.  In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours, RICHARDSON & PATEL, LLP

DNF/ggn
cc: DanDrit Biotech USA, Inc., via electronic mail